UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2010
Oclaro, Inc.
(Exact name of registrant as specified in its charter)
000-30684
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	20-1303994 (I.R.S. Employer Identification No.)
2584 Junction Avenue
San Jose, California 95134
(Address of principal executive offices, including zip code)
(408) 383-1400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On August 4, 2010, Oclaro, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Restated Agreement”) with Alain Couder, the Company’s Chief Executive Officer. Under the Restated Agreement, the Company agreed to (i) pay Mr. Couder a base salary of $575,000 per year, subject to adjustment by the Board of Directors (the “Board”) from time to time, (ii) set target bonuses for Mr. Couder under the Company’s Variable Pay Program in amounts to be determined by the Board or the Compensation Committee of the Board (the “Compensation Committee”), with an initial target bonus equal to 150% of his base salary and (iii) grant to Mr. Couder stock options and restricted stock awards in amounts to be determined from time to time by the Board or the Compensation Committee. The Restated Agreement also provides that if the Company terminates Mr. Couder’s employment without cause, or Mr. Couder resigns his employment with “good reason” (as defined in the Restated Agreement), the Company will pay to Mr. Couder severance equal to the sum of (a) twice his annual base salary plus (b) twice the amount average of bonus amounts earned by Mr. Couder for the three fiscal years preceding the date his employment terminates. The Company also agreed to continue Mr. Couder’s group medical insurance and group life insurance for two years following such termination.
          In addition, if the Company terminates Mr. Couder’s employment without cause, or Mr. Couder resigns his employment for “good reason”, during the period beginning three months prior to a change of control of the Company and ending on the second anniversary of such change of control, the severance payment will be increased to the sum of (c) 2.5 times his annual base salary and (d) 2.5 times the average of the bonus amounts (calculated as described above), and the period of time that the Company will continue the benefits described above will be increased to three years. In addition, all unvested stock options, restricted stock and other equity awards will immediately vest as of the date of such termination.
          This summary is qualified in its entirety by reference to the Restated Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K..
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
No.	Description
10.1	Amended and Restated Employment Agreement, dated August 4, 2010, by and between Oclaro, Inc. and Alain Couder

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2010	OCLARO, INC.
/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
10.1	Amended and Restated Employment Agreement, dated August 4, 2010, by and between Oclaro, Inc. and Alain Couder

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